Exhibit 10.2

EXECUTION VERSION

[KCI FUNDING CORPORATION]

AMENDMENT NO. 2 TO AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of October 13, 2004, is entered into among KCI FUNDING CORPORATION, a Delaware corporation, as seller (the “Seller”), BEARINGPOINT, INC., a Delaware corporation, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), MARKET STREET FUNDING CORPORATION, a Delaware corporation, as a Conduit Purchaser and a Related Committed Purchaser, PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for Market Street Purchaser Group, THREE RIVERS FUNDING CORPORATION, a Delaware corporation, as a Conduit Purchaser and a Related Committed Purchaser, MELLON BANK, N.A., a national banking association, as agent for Three Rivers Purchaser Group, and PNC, as administrator for each Purchase Group (in such capacity, the “Administrator”).

RECITALS

1. The parties hereto are parties to the Amended and Restated Receivables Purchase Agreement dated as of March 31, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

2. The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

2. Amendments to Agreement.

2.1 Paragraph (2)(b)(v) of Exhibit II to the Agreement is hereby amended and restated in its entirety as follows:

(v) (1) the Administrator, or agents or representatives of the Administrator, shall have conducted subsequent to October 13, 2004 an audit (which audit will be a field exam of any new accounting system of the Person being audited) as set forth in paragraphs 1(h) and 2(f) of Exhibit IV to this Agreement and (2) the Administrator and the Majority

Purchasers have agreed with the Servicer with respect to procedures addressing any findings revealed by such audit.

2.2 Paragraph (2) of Exhibit II to the Agreement is hereby amended by adding the following paragraph (c):

(c) In the case of each Purchase, (i) the Servicer shall have delivered to the Administrator and each Purchaser Agent as and when required under this Agreement, in form and substance satisfactory to the Administrator and each Purchaser Agent, a completed Information Package or completed Information Packages (and copies of all applicable documents, reports or other records related to such Information Package or Information Packages as the Administrator or any Purchaser Agent may request), in each case in form and substance satisfactory to the Administrator and each Purchaser Agent for any completed calendar month or months as requested by the Administrator or any Purchaser Agent and (ii) the Seller shall have delivered to the Administrator and each Purchaser Agent unaudited financial statements for its most recently completed fiscal quarter.

2.3 Clause (l)(i) of paragraph (1) of Exhibit IV to the Agreement is hereby amended and restated in its entirety as follows:

(i) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the Seller; provided, that notwithstanding anything in this Agreement to the contrary, the failure to comply with the delivery requirements of this clause (i) at any time when no Capital and no other amount is outstanding shall not in and of itself result in a Termination Event or an Unmatured Termination Event (it being expressly understood and agreed that at all times after the first Purchase which occurs subsequent to the effectiveness of that certain Amendment No. 2 to this Agreement, dated as of October 13, 2004, the covenant set forth in this clause (i) shall be read without giving effect to the proviso set forth above and thereafter the covenant and the delivery requirements set forth herein (without giving effect to the proviso) shall be required as set forth herein); provided, further, that at no time shall the Seller be required to deliver unaudited financial statements for its fiscal year ended in June 2004;

2.4 Clause (j)(iii) of paragraph (2) of Exhibit IV to the Agreement is hereby amended and restated in its entirety as follows:

(iii) as soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month or, if in the opinion of the Administrator reasonable grounds for insecurity exist with respect to the collectibility of the Pool Receivables or with respect to the Seller or Servicer’s performance or ability to perform its obligations under the Agreement, within six Business Days of a request by the Administrator, an Information Package for such periods as is specified by the Administrator (but in no event more frequently than weekly); provided, that notwithstanding anything in this Agreement to the contrary, the failure to comply with the delivery requirements of this clause (iii) during any period when no Capital and no other amount is outstanding shall not in and of itself result in a Termination Event or an Unmatured Termination Event (it being expressly understood and agreed that at all times after the first Purchase which occurs subsequent to the effectiveness of that certain Amendment No. 2 to this Agreement, dated as of October 13, 2004, the covenant set forth in this clause (iii) shall be read without giving effect to the proviso set forth above and thereafter the covenant and the delivery requirements set forth herein (without giving effect to the proviso) shall be required as set forth herein); provided, further, that at no time shall the Servicer be required to deliver an Information Package for any of the completed calendar months of April 2004, May 2004 or June 2004 (it being expressly understood and agreed that the Servicer shall provide the Administrator and each Purchaser Agent “roll-forward” data (including, but not limited to, data related to new Receivables, Collections, charge-offs and credits during such calendar months) as requested by the Administrator or any Purchaser Agent to the extent that the Servicer is reasonably capable of doing so and, to the extent that the Servicer cannot provide all such “roll-forward” data so requested for such calendar months, the Administrator and each Purchaser Agent may make assumptions with respect to such periods, in their sole and absolute discretion);

3. No Purchase Requests. Notwithstanding anything in the Agreement or in any other Transaction Document to the contrary, each of the Seller and the Servicer, each for itself only, hereby acknowledges and agrees that prior to such time as the Administrator and each Purchaser Agent shall have notified the Seller and the Servicer in writing that the Information Package or Information Packages as requested in connection with paragraph (2)(c) of Exhibit II to the Agreement (and copies of all applicable documents, reports or other records related to such Information Package or Information Packages) are in form and substance satisfactory to the Administrator and each Purchaser Agent, (i) neither Seller nor Servicer shall submit (or cause to be submitted) to the Administrator or any Purchaser Agent, a Purchase Notice and (ii) no Purchaser shall be under any obligation whatsoever to fund any request related to any Purchase Notice or shall be liable for the failure to fund any Purchase so requested.

4. Representations and Warranties. Each of the Seller and Servicer hereby represents and warrants to the Purchasers, the Purchaser Agents and the Administrator as follows:

(a) Representations and Warranties. The representations and warranties of such Person contained in Exhibit III of the Agreement (as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

(c) No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

5. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

6. Effectiveness. This Amendment shall become effective on October 6, 2004 upon (i) receipt by the Administrator of this Amendment executed by each of the other parties hereto (including facsimile signature pages), or other evidence satisfactory to the Administrator of the execution and delivery of this Amendment by such other parties and (ii) receipt by each Purchaser Agent of the amendment fee set forth in that certain Fee Letter, dated as of the date hereof, among the Seller, the Servicer, each Purchaser Agent and Administrator.

7. Release. Each of the Seller and the Servicer hereby acknowledges and agrees that it does not have any defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of liability of the Seller or the Servicer to repay the Administrator, any Purchaser Agent or any Purchaser as provided in the Agreement and the other Transaction Documents or to seek affirmative relief or damages of any kind or nature from the Administrator, any Purchaser Agent or any Purchaser. Each of the Seller and the Servicer hereby voluntarily and knowingly releases and forever discharges the Administrator, each Purchaser Agent and each Purchaser, and each such Person’s predecessors, agents, employees, successors and assigns, from all possible claims, demands, actions, causes of action, damages, costs, or expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date this Amendment is executed, which each of the Seller and the Servicer may now or hereafter have against any such Administrator, Purchaser Agent or Purchaser, and any such Person’s predecessors, agents, employees, successors and assigns, if any, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under the Agreement as amended hereby or other Transaction Documents, and negotiation and execution of this Amendment.

Without limiting any other rights that any Indemnified Party may have under the Agreement, each of the parties hereto hereby agrees that the indemnification provisions set forth in Section 3.2 of the Agreement shall apply mutatis mutandis to this Amendment and each other amendment, document, waiver, or supplement executed after the Closing Date in connection with or related to the Agreement.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law).

10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

(signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

KCI FUNDING CORPORATION

By:	/S/ PATRICK H. KINZLER
Name: Patrick H. Kinzler Title: Treasurer

BEARINGPOINT, INC., as Servicer

By:	/S/ PATRICK H. KINZLER
Name: Patrick H. Kinzler Title: Treasurer

Amendment No. 2 to A&R RPA S-1

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/S/ MICHAEL RICHARDS
Name: Michael Richards Title: Vice President

Amendment No. 2 to A&R RPA S-2

PURCHASERS:	MARKET STREET FUNDING CORPORATION as a Conduit Purchaser and a Related Committed Purchaser

	By:	/S/ EVELYN ECHEVARRIA
Name: Evelyn Echevarria Title: Vice President

Amendment No. 2 to A&R RPA S-3

THREE RIVERS FUNDING CORPORATION, as a Conduit Purchaser and as a Related Committed Purchaser

By:	/S/ BERNARD J. ANGELO
Name: Bernard J. Angelo Title: Vice President

Amendment No. 2 to A&R RPA S-4

PNC BANK, NATIONAL ASSOCIATION, as Market Street Purchaser Agent

By:	/S/ MICHAEL RICHARDS
Name: Michael Richards Title: Vice President

Amendment No. 2 to A&R RPA S-5

MELLON BANK, N.A., as Three Rivers Purchaser Agent

By:	/S/ JONATHAN F. WIDICH
Name: Jonathan F. Widich Title: First Vice President as agent

Amendment No. 2 to A&R RPA S-6